Exhibit 10.25

MONTROSE ENVIRONMENTAL GROUP, INC.

AMENDED AND RESTATED

2013 STOCK OPTION PLAN

Option Award Agreement

Award No.

You (the “Holder”) are hereby awarded the following stock option (the “Option”) to purchase Shares of Montrose Environmental Group, Inc., a Delaware corporation (the “Company”), in accordance with the terms and conditions set forth in this Option Award Agreement (the “Option Agreement”) and in the Company’s Amended and Restated 2013 Stock Option Plan (as amended, the “Plan”), which is on file at the headquarters of the Company and is available to you for your review. You should carefully review the Plan, and consult with your personal financial advisor, before exercising this Option.

By executing this Option Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim in this Option Agreement. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Option Agreement will be made by the Board of Directors (the “Board”) of the Company or any Committee appointed by the Board to administer the Plan, and shall (in the absence of manifest bad faith or fraud) be final, conclusive and binding on all parties, including you and your successors in interest. Capitalized terms are defined in the Plan or in this Option Agreement.

1.    Variable Terms. This Option shall have, and be interpreted according to, the following terms:

In order for the Option to be effective and enforceable, the Company must receive a signed original of this Option Agreement and the Confidential Information, Non-Solicitation and Non-Competition Agreement between you and the Company by             ,                 .

Name of Holder:

Type of Stock Option:	Incentive Stock Option

Number of Shares subject to Option (the “Number of Shares”):

Option Exercise Price per Share:

Grant Date (the “Grant Date”):

Expiration Date:	10 years after Grant Date, unless earlier terminated as provided herein or in the Plan.

Option Award Agreement

Amended and Restated

2013 Stock Option Plan

2.	Vesting Schedule.

Fraction of Option	Vesting Date
1/2
1/2

The Holder shall become vested in the right to exercise this Option pursuant to the foregoing schedule; provided that upon the occurrence of a Change of Control, all rights to exercise this Option shall become immediately fully vested and exercisable. Otherwise, vesting shall only occur on a particular vesting date if the Holder’s Continuous Service with the Company has not terminated prior to or on such vesting date. If the Holder’s Continuous Service terminates for any reason prior to any vesting date other than upon the occurrence of a Change of Control, any unvested portion of the Option shall immediately expire. An Option may not be exercised for a fraction of a Share.

3.    Term of Option. The term of the Option will expire at 5:00 p.m. Eastern time on the Expiration Date.

4.    Special ISO Provisions. If designated as an ISO, this Option shall be treated as an ISO to the extent allowable under Section 422 of the Code, and shall otherwise be treated as a Non-ISO. If you sell or otherwise dispose of Shares acquired upon the exercise of an ISO within 1 year from the date such Shares were acquired or 2 years from the Grant Date, you agree to deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.

5.    Manner of Exercise. The Option shall be exercised in the manner set forth in the Plan. The Exercise Price may be paid in the form of cash, check or, with the consent of the Administrator, a full recourse promissory note bearing interest and payable upon such terms as may be prescribed by the Administrator. The amount of Shares for which the Option may be exercised is cumulative; that is, if you fail to exercise the Option for all of the Shares vested under the Option during any period set forth above, then any Shares subject to the Option that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of the Option pursuant to the terms of this Option Agreement and the Plan. Fractional Shares may not be purchased.

6.    Restrictions on Transfer. This Option may not be sold, pledged, or otherwise transferred except by the laws of descent and distribution. The Shares acquired pursuant to this Option shall be subject to the Stockholder Agreements.

7.    Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Option Agreement, you may expressly designate a beneficiary (the “Beneficiary”) to your interest in the Option awarded hereby. You shall designate

Option Award Agreement

Amended and Restated

2013 Stock Option Plan

the Beneficiary by completing and signing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit A (the “Designation of Beneficiary”) and delivering a signed copy to the Company.

8.    Company Repurchase Right. If your Continuous Service terminates for any reason before the Public Trading Date, the Company may repurchase any Shares issued pursuant to this Award. The Company’s repurchase right shall have a term of one (1) year after the date your Continuous Service terminates. The repurchase price shall equal the Fair Market Value of the Shares as determined by the Committee as of any date within the thirty (30)-day period before the date of the repurchase. The Company may pay the repurchase price to you in cash (or equivalent readily available funds) or by issuance of a promissory note payable in equal annual installments over three years, with the outstanding principal of the note bearing interest at the rate of 3% per annum.

9.    Securities Law Restrictions. Regardless of whether the offering and sale of Options or Shares under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

10.    Restrictive Legends and Stop-Transfer Orders.

(a)    Legends. Holder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL AND STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL AND STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT IN A TRANSACTION WHICH IS REGISTERED UNDER, EXEMPT FROM, OR OTHERWISE IN COMPLIANCE WITH THE FEDERAL AND STATE SECURITIES LAWS, AS TO WHICH THE ISSUER HAS RECEIVED SUCH ASSURANCES AS THE ISSUER MAY REQUEST, WHICH MAY INCLUDE, A SATISFACTORY OPINION OF ITS COUNSEL.

Option Award Agreement

Amended and Restated

2013 Stock Option Plan

ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND SUBJECT TO, THE TERMS AND PROVISIONS OF VARIOUS STOCKHOLDER AGREEMENTS BETWEEN THE COMPANY AND THE STOCKHOLDERS DATED JULY 5, 2013, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME. A COPY OF SAID AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY AT THE PRINCIPAL OFFICE OF THE COMPANY. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF SUCH AGREEMENT.

(b)    Stop-Transfer Notices. Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement or the Shareholders Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11.    Stockholder Agreements. No Shares shall be issued pursuant to an Option until the Holder executes a Joinder Agreement whereby the Holder agrees to be bound by the provisions of the Stockholder Agreements.

12.    Notices. Any notice or communication required or permitted by any provision of this Option Agreement to be given to you shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Option Agreement. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

13.    Binding Effect. Except as otherwise provided in this Option Agreement or in the Plan, every covenant, term, and provision of this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

14.    Modifications. This Option Agreement may be modified or amended at any time, provided that you must consent in writing to any modification that adversely alters or impairs any rights or obligations under the Option granted herein.

Option Award Agreement

Amended and Restated

2013 Stock Option Plan

15.    Headings. Section and other headings contained in this Option Agreement are for reference purposes only and do not describe, interpret, define or limit the scope or intent of this Option Agreement or any provision hereof.

16.    Severability. Every provision of this Option Agreement and of the Plan is severable, except this Section 15. If this Section 15, or any portion of this Section is severed or declared illegal or invalid, this Option Agreement shall be null and void and any Shares issued hereunder shall be null and void and the Company shall promptly refund any money it received from the Holder with respect to any exercise of Options and cancel any such Shares. Except as set forth in the previous sentence, if any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Option Agreement.

17.    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

18.    Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

19.    Counterparts. This Option Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

20.    Plan Governs. By signing this Option Agreement, you acknowledge that you have received a copy of the Plan and that your Option is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Option Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Option Agreement and those of the Plan, the provisions of the Plan shall control.

21.    Taxes. By signing this Option Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes, penalties, or interest that may arise (including taxes, penalties, and interest arising under Sections 409A or 4999 of the Code), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes.

(Signature Page Follows)

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Option is awarded under and is governed by the terms and conditions of this Option Agreement and the Plan.

MONTROSE ENVIRONMENTAL GROUP, INC.

By:
[Name, Title]

HOLDER

The undersigned Holder hereby accepts the terms of this Option Agreement and the Plan.

By:
Name of Holder:

(Signature Page to Option Award Agreement)

MONTROSE ENVIRONMENTAL GROUP, INC.

AMENDED AND RESTATED

2013 STOCK OPTION PLAN

Exhibit A

Designation of Beneficiary

In connection with the STOCK OPTION AGREEMENT (the “Option Agreement”) entered into on August     , 2015 between Montrose Environmental Group, Inc. (the “Company”) and                     , an individual residing at                     (the “Holder”), the Holder hereby designates the person specified below as the beneficiary of the Holder’s interest in a stock option to purchase Shares (as defined in the Company’s Amended and Restated 2013 Stock Option Plan) of the Company awarded pursuant to the Option Agreement. This designation shall remain in effect until revoked in writing by the Holder.

Name of Beneficiary:

Address:

Social Security No.:

The Holder understands that this designation operates to entitle the above-named beneficiary to the rights conferred by the Option Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by the Holder, including by delivery to the Company of a written designation of beneficiary executed by you on a later date.

Date:

By:
Signature of Holder